Exhibit 99.1

JFrog Announces Fourth Quarter and Fiscal 2025 Results

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Total fiscal 2025 Revenues of $531.8 million; up 24% Year-over-Year
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Fiscal 2025 Cloud Revenues of $243.3 million; up 45% Year-over-Year
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Customers with ARR greater than $1 million equaled 74, up 42% Year-over-Year
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Fiscal 2025 JFrog Security Core equaled 7% of Revenue, 10% of ARR and 16% of RPO
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Ending RPO totaled $566 million, a 40% increase year over year

Sunnyvale, Calif., February 12, 2026 – JFrog Ltd. (“JFrog”) (Nasdaq: FROG), the Liquid Software company and creators of the JFrog Software Supply Chain Platform, today announced financial results for its fourth quarter and fiscal year 2025 ended December 31, 2025.

“Developers and AI coding agents are now building and releasing software together at unprecedented speed. Automation, security, and governance must be embedded from the get-go,” said Shlomi Ben Haim, CEO and Co-founder of JFrog. “Our 2025 performance reflects strong execution of our strategy to serve as the System of Record for all software artifacts, and it demonstrates how deeply companies are embracing the JFrog Platform as they adopt AI to manage and secure their software supply chains. We enter 2026 with strong momentum, positioned to power the next era of software delivery, jointly driven by AI agents and human developers.”

Fourth Quarter 2025 Financial Highlights

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Revenue for the fourth quarter of 2025 was $145.3 million, up 25% year-over-year.
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GAAP Gross Profit was $113.1 million; GAAP Gross Margin was 77.9%.
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Non-GAAP Gross Profit was $121.6 million; Non-GAAP Gross Margin was 83.7%.
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GAAP Operating Loss was ($21.3) million; GAAP Operating Margin was (14.7%).
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Non-GAAP Operating Income was $25.7 million; Non-GAAP Operating Margin was 17.7%.
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GAAP Net Loss Per Share was ($0.13); Non-GAAP Diluted Earnings Per Share was $0.22.
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Operating Cash Flow was $50.7 million; Free Cash Flow of $49.9 million.
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Cash, Cash Equivalents and Investments were $704.4 million as of December 31, 2025.
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Remaining performance obligations were $565.7 million as of December 31, 2025.

Fiscal 2025 Financial Highlights

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Revenue for fiscal 2025 was $531.8 million, up 24% year-over-year.
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GAAP Gross Profit was $408.4 million; GAAP Gross Margin was 76.8%.
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Non-GAAP Gross Profit was $443.3 million; Non-GAAP Gross Margin was 83.3%.
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GAAP Operating Loss was ($91.9) million; GAAP Operating Margin was (17.3%).
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Non-GAAP Operating Income was $92.1 million; Non-GAAP Operating Margin was 17.3%.
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GAAP Net Loss Per Share was ($0.62); Non-GAAP Diluted Earnings Per Share was $0.82.
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Operating Cash Flow was $145.7 million; Free Cash Flow of $142.3 million.

Recent Business & Product Highlights

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Cloud revenue equaled $70.2 million during the fourth quarter of 2025, an increase of 42% year-over-year. Cloud revenue represented 48% of total revenue, compared to 43% in the year-ago period.
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Net Dollar Retention rate for the trailing four quarters was 119%.
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Customers with greater than $1 million ARR increased to 74, up from 52 in the year-ago period.
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Customers with greater than $100K ARR increased to 1,168, compared with 1,018 in the year-ago period.
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Customers adopting the end-to-end JFrog Platform Enterprise+ subscription represented 57% of total revenue during the fourth quarter of 2025, versus 54% in the year-ago period.
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Launched Shadow AI detection capabilities to guard against unauthorized usage of AI models and APIs.
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Named GitHub 2025 “Tech Partner of the Year,” jointly powering DevSecOps and AI.
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Revealed Total Economic Impact of 282% ROI on JFrog Security solutions via Forrester Consulting commissioned study.
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Announced appointment of Genefa Murphy as JFrog’s Chief Marketing Officer, effective January 5, 2026.

First Quarter and Fiscal Year 2026 Outlook

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First Quarter 2026 Outlook:
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Revenue between $146 million and $148 million
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Non-GAAP operating income between $25 million and $26 million
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Non-GAAP net income per diluted share between $0.20 and $0.22, assuming approximately 127 million weighted average diluted shares outstanding
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Fiscal Year 2026 Outlook:
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Revenue between $623 million to $628 million
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Non-GAAP operating income between $106 million and $108 million
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Non-GAAP net income per diluted share between $0.88 and $0.92, assuming approximately 128 million weighted average diluted shares outstanding

The section titled "Non-GAAP Financial Information" below describes our usage of non-GAAP financial measures. Reconciliations between historical GAAP and non-GAAP information are contained at the end of this press release following the accompanying financial data.

Conference Call Details

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Event: JFrog’s Fourth Quarter and 2025 Financial Results Conference Call
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Date: Thursday, February 12, 2026
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Time: 2:00 p.m. PT (5:00 p.m. ET)

A live webcast of the conference call will be accessible from the investor relations website at https://investors.jfrog.com/events-and-presentations.

About JFrog

JFrog Ltd. (Nasdaq: FROG), the creators of the unified DevOps, DevSecOps, DevGovOps, and MLOps platform, is on a mission to create a world of software delivered without friction from development to production. Driven by a “Liquid Software” vision, the JFrog Platform is a software supply chain system of record that is designed to power organizations as they build, manage, and distribute secure software with speed and scale. Holistic security features help identify, protect, and remediate against threats and vulnerabilities. The universal, hybrid, multi-cloud JFrog

Platform is available as both SaaS services across major cloud service providers and self-hosted. Millions of users and approximately 6,600 organizations worldwide, including a majority of the Fortune 100, depend on JFrog solutions to securely embrace digital transformation in the AI era. Learn more at www.jfrog.com or follow us on X @JFrog.

Forward-Looking Statements:

This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the U.S. federal securities laws, including but not limited to statements regarding JFrog’s future financial performance, including our outlook for the first quarter and for the full year of 2026, expectations regarding the market and revenue potential for the JFrog Platform, including JFrog Artifactory, JFrog Xray, JFrog Curation, JFrog Advanced Security, JFrog ML, JFrog AppTrust, JFrog AI Catalog and JFrog Runtime Security, and including the efficacy and benefit of integrating of any of the foregoing with other products and platform, our expectations regarding the mission-critical nature of the “JFrog Platform” to our customers’ infrastructure and its growth potential, the growth potential of our cloud business, including hybrid and multi-cloud, our expectations regarding potential for growth in and market opportunities within DevOps, DevSecOps, DevGovOps, Security, AI, and MLOps, our ability to provide effective tools and solutions to detect and remediate security vulnerabilities, our expectations regarding our strategic integrations and collaborations, the ability of our strategic sales team to grow the business across top-tier accounts, our ability to expand usage of our platform in the government and commercial sectors, our ability to contribute data to global security standards bodies, our ability to innovate and meet market demands and the software supply chain needs of our customers and our expectations regarding the integration and adoption of MLOps technologies into our business, including our ability to successfully integrate into our business operations, and expectations regarding customer expansions. These forward-looking statements are based on JFrog’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause JFrog’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.

There are a significant number of factors that could cause actual results to differ materially from statements made in this press release and our earnings call, including but not limited to: risks associated with managing our rapid growth; our history of losses; our limited operating history; our ability to retain and upgrade existing customers our ability to attract new customers; our ability to effectively develop and expand our sales and marketing capabilities; our ability to integrate and realize anticipated synergies from acquisitions of complementary businesses and our strategic collaborations; risk of a security breach incident or product vulnerability; risk of interruptions or performance problems associated with our products and platform capabilities; our ability to adapt and respond to rapidly changing technology or customer needs; our ability to compete in the markets in which we participate; our ability to successfully integrate technology from acquisitions into our offerings; our ability to provide continuity to our respective customers and realize innovation following our acquisitions; and general market, political, economic, and business conditions, including uncertainty in the current macroeconomic environment. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our filings with the Securities and Exchange Commission, including in our annual report on Form 10-K for the year ended December 31, 2025 to be filed on February 13, 2026, our quarterly reports on Form 10-Q, and other filings and reports that we may file from time to time with the Securities and Exchange Commission. Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. We disclaim any obligation to update forward-looking statements.

About Non-GAAP Financial Measures:

JFrog discloses the following non-GAAP financial measures in this release and the earnings call referencing this press release: non-GAAP operating income (loss), non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing, general and administrative), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, non-GAAP net income (loss) per basic share, and free cash flow. JFrog uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate JFrog’s financial performance. JFrog believes they are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. JFrog’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring and unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on JFrog’s reported financial results.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, reconciling items that may be incurred in the future such as share-based compensation, the effect of which may be significant.

JFrog defines non-GAAP gross profit, non-GAAP operating expenses (research and development, sales and marketing, general and administrative), non-GAAP gross margin, non-GAAP operating margin, non-GAAP operating income (loss) and non-GAAP net income (loss) as the respective GAAP balances, adjusted for, as applicable: (1) share-based compensation expense; (2) the amortization of acquired intangibles; (3) acquisition-related costs; and (4) income tax effects. JFrog defines free cash flow as Net cash provided by (used in) operating activities, minus capital expenditures. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing JFrog’s operating performance due to the following factors:

Share-based compensation. JFrog utilizes share-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its shareholders and at long-term retention, rather than to address operational performance for any particular period. As a result, share-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Amortization of acquired intangibles. JFrog views amortization of acquired intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of acquired intangibles is an expense that is not typically affected by operations during any particular period.

Acquisition-related costs. Acquisition-related costs include expenses related to acquisitions of other companies. JFrog views acquisition-related costs as expenses that are not necessarily reflective of operational performance during a period.

Income tax effects. JFrog’s non-GAAP financial results are adjusted for income tax effects related to these non-GAAP adjustments and changes in our assessment regarding the realizability of our deferred tax assets, if any. Excluding income tax effects of non-GAAP adjustments provides a more accurate view of JFrog’s operating results.

Non-GAAP weighted average share count. Diluted GAAP and non-GAAP weighted-average shares are the same, except in periods that there is a GAAP loss and a non-GAAP income. The non-GAAP weighted-average shares used to compute the non-GAAP net income per share - diluted are adjusted to reflect dilution equal to the dilutive impact had there been GAAP income.

Additionally, JFrog’s management believes that the non-GAAP financial measure, free cash flow, is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered to be a necessary component of ongoing operations.

Operating Metrics

JFrog’s number of customers with annual recurring revenue (“ARR”) of $100,000 or more is based on the ARR of each customer, as of the last month of the quarter. JFrog’s number of customers with ARR of $1 million or more is based on the ARR of each customer, as of the last month of the quarter. JFrog defines ARR as the annualized revenue run-rate of subscription agreements from all customers as of the last month of the quarter. The ARR includes monthly subscription customers, so long as JFrog generates revenue from these customers. JFrog annualizes its monthly subscriptions by taking the revenue it would contractually expect to receive from such customers in a given month and multiplying it by 12.

JFrog’s net dollar retention rate compares its ARR from the same set of customers across comparable periods. JFrog calculates net dollar retention rate by first identifying customers (the “Base Customers”), which were customers in the last month of a particular quarter (the “Base Quarter”). JFrog then calculates the contracted ARR from these Base Customers in the last month of the same quarter of the subsequent year (the “Comparison Quarter”). This calculation captures upsells, contraction, and attrition since the Base Quarter. JFrog then divides total Comparison Quarter ARR by total Base Quarter ARR for Base Customers. JFrog’s net dollar retention rate in a particular quarter is obtained by averaging the result from that particular quarter with the corresponding results from each of the prior three quarters.

Investor Contact:

Jeff Schreiner

jeffs@jfrog.com

JFROG LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue:
Subscription—self-managed and SaaS	$136,408	$109,606	$502,796	$406,903
License—self-managed	8,898	6,472	29,044	21,585
Total subscription revenue	145,306	116,078	531,840	428,488
Cost of revenue:
Subscription—self-managed and SaaS(1)(2)(3)	32,170	28,395	123,337	97,758
License—self-managed(3)	—	117	116	542
Total cost of revenue—subscription	32,170	28,512	123,453	98,300
Gross profit	113,136	87,566	408,387	330,188
Operating expenses:
Research and development(1)(2)	53,163	44,919	195,089	160,864
Sales and marketing(1)(2)(3)	59,720	49,978	223,932	190,401
General and administrative(1)(2)	21,575	18,084	81,219	70,021
Total operating expenses	134,458	112,981	500,240	421,286
Operating loss	(21,322)	(25,415)	(91,853)	(91,098)
Interest and other income, net	6,869	5,588	25,816	25,278
Loss before income taxes	(14,453)	(19,827)	(66,037)	(65,820)
Income tax expense	757	3,371	5,782	3,416
Net loss	$(15,210)	$(23,198)	$(71,819)	$(69,236)
Net loss per share, basic and diluted	$(0.13)	$(0.21)	$(0.62)	$(0.63)
Weighted-average shares used in computing net loss per share, basic and diluted	118,773	111,985	116,201	109,691

(1) Includes share-based compensation expense as follows:
Cost of revenue: subscription—self-managed and SaaS	$3,938	$4,352	$16,768	$14,555
Research and development	14,786	14,739	58,203	48,192
Sales and marketing	15,216	13,844	55,749	47,603
General and administrative	7,003	5,834	25,937	20,756
Total share-based compensation expense	$40,943	$38,769	$156,657	$131,106

(2) Includes acquisition-related costs as follows:
Cost of revenue: subscription–self-managed and SaaS	$—	$—	$—	$9
Research and development	961	1,177	4,413	3,782
Sales and marketing	471	477	1,857	1,087
General and administrative	19	24	68	880
Total acquisition-related costs	$1,451	$1,678	$6,338	$5,758

(3) Includes amortization of acquired intangibles as follows:
Cost of revenue: subscription–self-managed and SaaS	$4,498	$4,497	$17,995	$13,762
Cost of revenue: license—self-managed	—	117	116	542
Sales and marketing	175	1,299	2,807	3,274
Total amortization expense of acquired intangible assets	$4,673	$5,913	$20,918	$17,578

JFROG LTD.

CONDENSED Consolidated Balance Sheets

(in thousands; unaudited)

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$75,840	$49,869
Short-term investments	628,574	472,138
Accounts receivable, net	119,948	90,712
Deferred contract acquisition costs	22,259	16,465
Prepaid expenses and other current assets	26,390	20,043
Total current assets	873,011	649,227
Property and equipment, net	5,536	5,668
Deferred contract acquisition costs, noncurrent	34,304	25,029
Operating lease right-of-use assets	12,063	14,202
Intangible assets, net	39,908	60,826
Goodwill	371,512	371,512
Other assets, noncurrent	5,043	3,442
Total assets	$1,341,377	$1,129,906
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$14,168	$10,649
Accrued expenses and other current liabilities	77,970	51,885
Operating lease liabilities	5,780	7,794
Deferred revenue	309,604	247,187
Total current liabilities	407,522	317,515
Deferred revenue, noncurrent	32,400	27,060
Operating lease liabilities, noncurrent	6,676	6,182
Other liabilities, noncurrent	7,332	5,623
Total liabilities	453,930	356,380
Shareholders’ equity:
Share capital	335	315
Additional paid-in capital	1,312,833	1,132,224
Accumulated other comprehensive income	5,766	655
Accumulated deficit	(431,487)	(359,668)
Total shareholders’ equity	887,447	773,526
Total liabilities and shareholders’ equity	$1,341,377	$1,129,906

JFROG LTD.

CONDENSED Consolidated StatementS of Cash Flows

(in thousands; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Cash flows from operating activities:
Net loss	$(15,210)	$(23,198)	$(71,819)	$(69,236)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,572	6,855	24,503	21,460
Share-based compensation expense	40,943	38,769	156,657	131,106
Non-cash operating lease expense	2,542	2,066	8,974	8,389
Net amortization of premium or discount on investments	(1,043)	(1,432)	(5,240)	(6,566)
Losses (gains) on foreign exchange	(142)	282	(819)	642
Changes in operating assets and liabilities, net of effects of acquisition:
Accounts receivable	(15,406)	2,270	(29,328)	(13,512)
Prepaid expenses and other assets	(2,518)	(898)	(5,491)	(7,821)
Deferred contract acquisition costs	(8,408)	(3,934)	(15,069)	(12,084)
Accounts payable	(3,094)	(5,648)	3,618	(7,317)
Accrued expenses and other liabilities	16,474	5,881	20,775	13,839
Operating lease liabilities	(2,239)	(1,900)	(8,789)	(8,107)
Deferred revenue	33,224	30,005	67,757	60,131
Net cash provided by operating activities	50,695	49,118	145,729	110,924
Cash flows from investing activities:
Purchases of short-term investments	(182,650)	(134,045)	(625,867)	(513,591)
Maturities of short-term investments	127,979	69,025	477,059	409,914
Sales of short-term investments	—	—	—	98,178
Purchases of property and equipment	(840)	(634)	(3,460)	(3,143)
Acquisition of business, net of cash acquired	—	—	—	(156,714)
Net cash used in investing activities	(55,511)	(65,654)	(152,268)	(165,356)
Cash flows from financing activities:
Proceeds from exercise of share options	2,084	1,548	12,055	10,352
Proceeds from employee share purchase plan	—	—	11,917	8,744
Proceeds from employee equity transactions, net of payments to tax authorities and employees	(62)	2,859	7,238	2,135
Net cash provided by financing activities	2,022	4,407	31,210	21,231
Effect of exchange rate changes on cash, cash equivalents and restricted cash	232	(249)	1,253	(949)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(2,562)	(12,378)	25,924	(34,150)
Cash, cash equivalents, and restricted cash—beginning of period	79,113	63,005	50,627	84,777
Cash, cash equivalents, and restricted cash—end of period	$76,551	$50,627	$76,551	$50,627
Reconciliation of cash, cash equivalents, and restricted cash within the Condensed Consolidated Balance Sheets to the amounts shown in the Condensed Consolidated Statements of Cash Flows above:
Cash and cash equivalents	$75,840	$49,869	$75,840	$49,869
Restricted cash included in prepaid expenses and other current assets	711	758	711	758
Total cash, cash equivalents, and restricted cash	$76,551	$50,627	$76,551	$50,627

JFROG LTD.

reconciliation of GAAP to non-GAAP results

(in thousands except per share data; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Reconciliation of gross profit and gross margin
GAAP gross profit	$113,136	$87,566	$408,387	$330,188
Plus: Share-based compensation expense	3,938	4,352	16,768	14,555
Plus: Acquisition-related costs	—	—	—	9
Plus: Amortization of acquired intangibles	4,498	4,614	18,111	14,304
Non-GAAP gross profit	$121,572	$96,532	$443,266	$359,056
GAAP gross margin	77.9%	75.4%	76.8%	77.1%
Non-GAAP gross margin	83.7%	83.2%	83.3%	83.8%

Reconciliation of operating expenses
GAAP research and development	$53,163	$44,919	$195,089	$160,864
Less: Share-based compensation expense	(14,786)	(14,739)	(58,203)	(48,192)
Less: Acquisition-related costs	(961)	(1,177)	(4,413)	(3,782)
Non-GAAP research and development	$37,416	$29,003	$132,473	$108,890

GAAP sales and marketing	$59,720	$49,978	$223,932	$190,401
Less: Share-based compensation expense	(15,216)	(13,844)	(55,749)	(47,603)
Less: Acquisition-related costs	(471)	(477)	(1,857)	(1,087)
Less: Amortization of acquired intangibles	(175)	(1,299)	(2,807)	(3,274)
Non-GAAP sales and marketing	$43,858	$34,358	$163,519	$138,437

GAAP general and administrative	$21,575	$18,084	$81,219	$70,021
Less: Share-based compensation expense	(7,003)	(5,834)	(25,937)	(20,756)
Less: Acquisition-related costs	(19)	(24)	(68)	(880)
Non-GAAP general and administrative	$14,553	$12,226	$55,214	$48,385

Reconciliation of operating income (loss) and operating margin
GAAP operating loss	$(21,322)	$(25,415)	$(91,853)	$(91,098)
Plus: Share-based compensation expense	40,943	38,769	156,657	131,106
Plus: Acquisition-related costs	1,451	1,678	6,338	5,758
Plus: Amortization of acquired intangibles	4,673	5,913	20,918	17,578
Non-GAAP operating income	$25,745	$20,945	$92,060	$63,344
GAAP operating margin	(14.7)%	(21.9)%	(17.3)%	(21.3)%
Non-GAAP operating margin	17.7%	18.0%	17.3%	14.8%

Reconciliation of net income (loss)
GAAP net loss	$(15,210)	$(23,198)	$(71,819)	$(69,236)
Plus: Share-based compensation expense	40,943	38,769	156,657	131,106
Plus: Acquisition-related costs	1,451	1,678	6,338	5,758
Plus: Amortization of acquired intangibles	4,673	5,913	20,918	17,578
Less: Income tax effects	(4,675)	(1,339)	(12,114)	(10,534)
Non-GAAP net income	$27,182	$21,823	$99,980	$74,672
Net income per share - basic	$0.23	$0.19	$0.86	$0.68
Net income per share - diluted	$0.22	$0.19	$0.82	$0.65
Shares used in non-GAAP net income per share calculations:
GAAP weighted-average shares used to compute net loss per share - basic and diluted	118,773	111,985	116,201	109,691
Add: Dilutive ordinary share equivalents	6,644	4,017	5,648	5,576
Non-GAAP weighted-average shares used to compute net income per share - diluted	125,417	116,002	121,849	115,267

JFROG LTD.

reconciliation of gaap cash flow from operating activities to free cash flow AND SUPPPLEMENTAL DISCLOSURE

(in thousands; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net cash provided by operating activities	$50,695	$49,118	$145,729	$110,924
Less: purchases of property and equipment	(840)	(634)	(3,460)	(3,143)
Free cash flow	$49,855	$48,484	$142,269	$107,781
Supplemental disclosure:
Key employee holdback payments related to acquisition(1)	$—	$—	$(5,654)	$—

____________________________

(1) Payments were made pursuant to a holdback arrangement with key employees of Qwak AI Ltd., which was acquired in July 2024.